    FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2012

Natick, Mass. (January 29, 2013) -- Boston Scientific Corporation (NYSE: BSX) announces financial results for the fourth quarter and full year ended December 31, 2012, as well as sales and earnings per share (EPS) guidance for the first quarter and full year 2013.

Fourth quarter results and recent developments:

•
Reported sales of $1.821 billion, a year-over-year decline of 1 percent on a reported basis and on a constant currency basis excluding divested businesses. Delivered GAAP EPS of $0.04 and adjusted EPS of $0.18. Generated strong operating cash flow of $370 million.

•
Achieved revenue growth of 14 percent and earned the clear number two share position in the U.S. in Neuromodulation, 10 percent in Endoscopy and 9 percent in Peripheral Interventions, all on a constant currency basis.

•	The combined revenue in the countries of Brazil, Russia, India and China grew 35 percent in the quarter, on a constant currency basis.

•
Continued to make progress on strengthening the CRM business with the U.S. launch of the S-ICD System, and the completion of the acquisition of Rhythmia Medical, Inc., a developer of a next-generation mapping and navigation solution for use in electrophysiology procedures.

•	Increased DES revenue 6 percent internationally on a constant currency basis and maintained sequential share in the U.S., despite the year-over-year sales decline.

•	Completed the acquisition of Vessix Vascular, Inc., a developer of a next generation catheter-based renal denervation system for the treatment of uncontrolled hypertension.

•
Repurchased approximately 18 million shares under the 2011 share repurchase authorization. Separately, the company announces the authorization of a new program to repurchase up to $1 billion of the company's common stock.

•	Approved an expansion of the company's 2011 restructuring program, which is expected to reduce gross annual pre-tax operating expenses by an incremental $100 million to $115 million exiting 2013.

“We are pleased but not satisfied with our improved performance in the quarter,” said Mike Mahoney, president and chief executive officer, Boston Scientific. “We continued to enhance our growth portfolio, expand in the emerging markets, and implement operational changes to improve our execution and sharpen our customer focus. I am confident we are taking the critical steps that are needed to return our company to long-term growth.”

Fourth Quarter 2012

Sales for the fourth quarter of 2012 were $1.821 billion, as compared to sales of $1.848 billion for the fourth quarter of 2011, a decrease of 1 percent. Excluding the impact of foreign currency and sales from divested businesses, sales declined 1 percent as compared to the prior period.

Worldwide sales for the fourth quarter - on a constant currency and as reported basis - were as follows:

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$534	$594	(10)%	(9)%

Cardiac Rhythm Management	457	482	(5)%	(4)%

Endoscopy	329	304	8%	10%

Peripheral Interventions	199	184	8%	9%

Urology/Women's Health	130	127	2%	3%

Neuromodulation	104	91	14%	14%

Electrophysiology	38	36	4%	5%

Subtotal Core Businesses	1,791	1,818	(1)%	(1)%

Divested Businesses	30	30	N/A	N/A

Worldwide	$1,821	$1,848	(1)%	—%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

On a GAAP basis, net income for the fourth quarter of 2012 was $60 million, or $0.04 per share. These results included divestiture-related net credits, acquisition, restructuring- and litigation-related charges, and amortization expense, of $192 million (after-tax) or $0.14 per share. Adjusted net income for the fourth quarter of 2012, excluding these net charges, was $252 million, or $0.18 per share.

On a GAAP basis, net income for the fourth quarter of 2011 was $107 million, or $0.07 per share. These results included acquisition- and divestiture-related net credits, litigation-, and restructuring-related charges, discrete tax items and amortization expense, of $90 million (after-tax) or $0.06 per share. Adjusted net income for the fourth quarter of 2011, excluding these net charges, was $197 million, or $0.13 per share.

Full Year 2012

Sales for the full year 2012 were $7.249 billion, as compared to sales of $7.622 billion for the full year 2011, a decrease of 5 percent. Excluding the impact of foreign currency and sales from divested businesses, sales decreased 3 percent as compared to the prior period.

Worldwide sales for the full year - on a constant currency and as reported basis - were as follows:

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$2,179	$2,495	(13)%	(11)%

Cardiac Rhythm Management	1,908	2,087	(9)%	(7)%

Endoscopy	1,252	1,187	5%	7%

Peripheral Interventions	774	731	6%	8%

Urology/Women's Health	500	498	—%	1%

Neuromodulation	367	336	9%	9%

Electrophysiology	147	147	—%	1%

Subtotal Core Businesses	7,127	7,481	(5)%	(3)%

Divested Businesses	122	141	N/A	N/A

Worldwide	$7,249	$7,622	(5)%	(3)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

On a GAAP basis, net loss for the full year 2012 was $4.068 billion, or $2.89 per share. Reported results included goodwill and other intangible asset impairment charges, acquisition- and divestiture-related net credits, restructuring- and litigation-related charges, discrete tax items and amortization expense (after-tax) of $5.001 billion, or $3.55 per share. Adjusted net income for the full year 2012, excluding these net charges, was $933 million, or $0.66 per share.

On a GAAP basis, net income for the full year 2011 was $441 million, or $0.29 per share. Reported results included goodwill and intangible asset impairment charges; acquisition- and divestiture-related net credits; litigation- and restructuring-related charges; discrete tax items and amortization expense (after-tax) of $577 million, or $0.38 per share. Adjusted net income for the full year 2011, excluding these net charges, was $1.018 billion, or $0.67 per share.

Expansion of 2011 Restructuring Program

The company also announces an expansion of its 2011 restructuring program (the “Expansion”) intended to build on the progress made under that program to strengthen our operational effectiveness and efficiencies and support new growth investments, which we expect will increase shareholder value. The company estimates that the Expansion will reduce gross annual pre-tax operating expenses by approximately $100 million to $115 million exiting 2013; and that the total 2011 restructuring program, including the Expansion (the “Total Program”), will reduce gross annual pre-tax operating expenses by approximately $340 million to $375 million exiting 2013. The company expects that a substantial portion of the Total Program savings will be reinvested in targeted areas for future growth, including strategic growth initiatives and emerging markets. Key activities under the Total Program are expected to be substantially completed by the end of 2013.

The company anticipates the reduction of 900 to 1,000 positions worldwide through a combination of employee attrition and targeted headcount reductions as a result of the Expansion. Plans detailing specific employee impacts will be developed for each affected region and business, and the company will work with employee representative bodies where required under local laws.

The company estimates that the implementation of the Expansion will result in total pre-tax charges of approximately $140 million to $160 million, and that approximately $100 million to $120 million of these charges will result in future cash outlays. The company estimates that the implementation of the Total Program will result in total pre-tax charges of approximately $300 million to $355 million, and that approximately $270 million to $300 million of these charges will result in future cash outlays.

Guidance for First Quarter and Full Year 2013

The company estimates sales for the first quarter of 2013 in a range of $1.740 to $1.815 billion. The company estimates earnings on a GAAP basis in a range of $0.04 to $0.07 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.14 to $0.17 per share.

The company estimates sales for the full year 2013 in a range of $7.050 to $7.350 billion. The company estimates earnings on a GAAP basis in a range of $0.29 to $0.37 per share. Adjusted earnings, excluding divestiture-related net credits, acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.64 to $0.70 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 30 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare.  For more information, visit us at www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the first quarter and full year 2013; our financial performance; markets for our products and our market share; our business plans; our cost-savings and growth initiatives; our restructuring program activities and expected impact; and our positioning for revenue growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:	Denise Kaigler
508-650-8330 (office)
Global Corporate Communications
Boston Scientific Corporation
media@bsci.com

Steven Campanini
508-652-5740 (office)
Media Relations
Boston Scientific Corporation
media@bsci.com

Michael Campbell
508-650-8023 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
in millions, except per share data	2012	2011	2012	2011

Net sales	$1,821	$1,848	$7,249	$7,622
Cost of products sold	583	660	2,349	2,659
Gross profit	1,238	1,188	4,900	4,963

Operating expenses:
Selling, general and administrative expenses	639	621	2,535	2,487
Research and development expenses	239	230	886	895
Royalty expense	28	33	153	172
Amortization expense	101	96	395	421
Goodwill impairment charges			4,350	697
Intangible asset impairment charges			142	21
Contingent consideration expense (benefit)	4	(12)	(6)	7
Restructuring charges	43	12	136	89
Litigation-related charges	73	48	192	48
Gain on divestiture	(4)	(10)	(15)	(778)
	1,123	1,018	8,768	4,059
Operating (loss) income	115	170	(3,868)	904

Other (expense) income:
Interest expense	(64)	(72)	(261)	(281)
Other, net	(1)	2	22	19
(Loss) income before income taxes	50	100	(4,107)	642
Income tax (benefit) expense	(10)	(7)	(39)	201
Net (loss) income	$60	$107	$(4,068)	$441

Net (loss) income per common share - basic	$0.04	$0.07	$(2.89)	$0.29
Net (loss) income per common share - assuming dilution	$0.04	$0.07	$(2.89)	$0.29

Weighted-average shares outstanding
Basic	1,365.9	1,467.6	1,406.7	1,509.3
Assuming dilution	1,375.0	1,479.9	1,406.7	1,519.0

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
in millions, except share and per share data	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$207	$267
Trade accounts receivable, net	1,217	1,246
Inventories	884	931
Deferred income taxes	433	458
Prepaid expenses and other current assets	281	203
Total current assets	3,022	3,105

Property, plant and equipment, net	1,564	1,670
Goodwill	5,973	9,761
Other intangible assets, net	6,289	6,473
Other long-term assets	306	281
	$17,154	$21,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$4
Accounts payable	232	203
Accrued expenses	1,284	1,327
Other current liabilities	252	273
Total current liabilities	1,772	1,807

Long-term debt	4,252	4,257
Deferred income taxes	1,729	1,865
Other long-term liabilities	2,531	2,008

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares, issued 1,542,347,188 shares as of December 31,
2012 and 1,531,006,390 shares as of December 31, 2011	15	15
Treasury stock, at cost - 186,635,532 as of December 31, 2012
and 81,950,716 shares as of December 31, 2011	(1,092)	(492)
Additional paid-in capital	16,429	16,349
Accumulated deficit	(8,449)	(4,381)
Other stockholders' deficit	(33)	(138)
Total stockholders' equity	6,870	11,353
	$17,154	$21,290

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31,
	2012		2011
	Net	Impact		Impact
	(loss)	per diluted	Net	per diluted
in millions, except per share data	income	share	income	share
GAAP net (loss) income	$60	$0.04	$107	$0.07
Non-GAAP adjustments:
Acquisition-related net (credits) charges	1		(9)	(0.01)
Divestiture-related net credits	(2)		(9)	(0.01)
Restructuring-related charges	47	0.04	14	0.01
Litigation-related charges	46	0.03	30	0.02
Discrete tax items			(5)
Amortization expense	100	0.07	69	0.05
Adjusted net income	$252	$0.18	$197	$0.13

	Year Ended December 31,
	2012			2011
	Net	Impact			Impact
	(loss)	per diluted		Net	per diluted
in millions, except per share data	income	share		income	share
GAAP net (loss) income	$(4,068)	$(2.89)		$441	$0.29
Non-GAAP adjustments:
Goodwill impairment charges	4,327	3.06	*	697	0.46
Intangible asset impairment charges	119	0.09	*	16	0.01
Acquisition-related net credits	(30)	(0.02)	*	(27)	(0.02)
Divestiture-related net credits	(6)		*	(542)	(0.35)
Restructuring-related charges	122	0.09	*	90	0.06
Litigation-related charges	118	0.08	*	30	0.02
Discrete tax items	2		*	(27)	(0.02)
Amortization expense	349	0.25	*	340	0.22
Adjusted net income	$933	$0.66		$1,018	$0.67

* Assumes dilution of 7.7 million shares for the year ended December 31, 2012 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Year Ended
in millions	December 31,		December 31,
	2012	2011	2012	2011
Goodwill impairment charges:
Goodwill impairment charges			$4,350	$697
Income tax benefit (a)			(23)
Goodwill impairment charges, net of tax			$4,327	$697

Intangible asset impairment charges:
Intangible asset impairment charges			$142	$21
Income tax benefit (a)			(23)	(5)
Intangible asset impairment charges, net of tax			$119	$16

Acquisition-related charges (credits):
Contingent consideration (benefit) expense	$4	$(12)	$(6)	$7
Acquisition-related costs (credits) (b)	(2)	1	4	3
Inventory step-up adjustment (c)		1		3
Gain on previously held investments (d)			(39)	(38)
	2	(10)	(41)	(25)
Income tax (expense) benefit (a)	(1)	1	11	(2)
Acquisition-related net (credits) charges, net of tax	$1	$(9)	$(30)	$(27)

Divestiture-related net credits:
Gain on divestiture	$(4)	$(10)	$(15)	$(778)
Divestiture-related costs (c)	$2	$1	$6	5
	(2)	(9)	(9)	(773)
Income tax expense (a)			3	231
Divestiture-related net credits, net of tax	$(2)	$(9)	$(6)	$(542)

Restructuring-related charges:
Restructuring charges	$43	$12	$136	$89
Restructuring-related charges (e)	9	8	24	40
	52	20	160	129
Income tax benefit (a)	(5)	(6)	(38)	(39)
Restructuring-related charges, net of tax	$47	$14	$122	$90

Litigation-related net charges:
Litigation-related net charges	$73	48	$192	48
Income tax benefit (a)	(27)	(18)	(74)	(18)
Litigation-related net charges, net of tax	$46	30	$118	$30

Discrete tax items:
Income tax expense (benefit) (a)		$(5)	$2	$(27)

Amortization expense:
Amortization expense	$101	$96	$395	$421
Income tax benefit (a)	(1)	(27)	(46)	(81)
Amortization expense, net of tax	$100	$69	$349	$340

(a)
Amounts are tax affected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b)
In the fourth quarter of 2012, recorded a $1 million to selling, general and administrative expenses and a $3 million benefit to research and development expenses. In 2012, recorded $7 million to selling, general and administrative expenses and $3 million benefit to research and development expenses

(c)	Recorded to cost of products sold.

(d)	Recorded to other, net.

(e)
In the fourth quarter of 2012, recorded $1 million to cost of products sold and $8 million to selling, general and administrative expenses. In the fourth quarter of 2011, recorded $8 million to cost of products sold. In 2012, recorded $8 million to cost of products sold and $16 million to selling, general and administrative expenses. In 2011, recorded $35 million to cost of products sold and $5 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

				Change
	Three Months Ended			As Reported	Constant
	December 31,			Currency	Currency
in millions	2012	2011		Basis	Basis
		(restated)	*

United States	$924	$957		(3)%	(3)%

EMEA	396	409		(3)%	(1)%
Japan	236	247		(4)%	1%
Inter-Continental	235	205		15%	14%
International	867	861		1%	3%

Subtotal Core Businesses	1,791	1,818		(1)%	(1)%

Divested Businesses	30	30		N/A	N/A

Worldwide	$1,821	$1,848		(1)%	—%

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$534	$594	(10)%	(9)%

Cardiac Rhythm Management	457	482	(5)%	(4)%

Endoscopy	329	304	8%	10%

Peripheral Interventions	199	184	8%	9%

Urology/Women's Health	130	127	2%	3%

Neuromodulation	104	91	14%	14%

Electrophysiology	38	36	4%	5%

Subtotal Core Businesses	1,791	1,818	(1)%	(1)%

Divested Businesses	30	30	N/A	N/A

Worldwide	$1,821	$1,848	(1)%	—%

* We have restated prior year regional detail to conform to current year presentation.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

				Change
	Year Ended			As Reported	Constant
	December 31,			Currency	Currency
in millions	2012	2011		Basis	Basis
		(restated)	*

United States	$3,756	$4,010		(6)%	(6)%

EMEA	1,568	1,721		(9)%	(3)%
Japan	931	951		(2)%	(2)%
Inter-Continental	872	799		9%	11%
International	3,371	3,471		(3)%	1%

Subtotal Core Businesses	7,127	7,481		(5)%	(3)%

Divested Businesses	122	141		N/A	N/A

Worldwide	$7,249	$7,622		(5)%	(3)%

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$2,179	$2,495	(13)%	(11)%

Cardiac Rhythm Management	1,908	2,087	(9)%	(7)%

Endoscopy	1,252	1,187	5%	7%

Peripheral Interventions	774	731	6%	8%

Urology/Women's Health	500	498	—%	1%

Neuromodulation	367	336	9%	9%

Electrophysiology	147	147	—%	1%

Subtotal Core Businesses	7,127	7,481	(5)%	(3)%

Divested Businesses	122	141	N/A	N/A

Worldwide	$7,249	$7,622	(5)%	(3)%

* We have restated prior year regional detail to conform to current year presentation.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2012 Net Sales as compared to Q4 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(33)	$(33)

EMEA	(13)	(5)	$(8)
Japan	(11)	1	(12)
Inter-Continental	30	28	2
International	6	24	(18)

Subtotal Core Businesses	(27)	(9)	(18)

Divested Businesses

Worldwide	$(27)	$(9)	$(18)

	Q4 2012 Net Sales as compared to Q4 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(60)	$(53)	$(7)

Cardiac Rhythm Management	(25)	(20)	(5)

Endoscopy	25	29	(4)

Peripheral Interventions	15	17	(2)

Urology/Women's Health	3	4	(1)

Neuromodulation	13	12	1

Electrophysiology	2	2

Subtotal Core Businesses	(27)	(9)	(18)

Divested Businesses

Worldwide	$(27)	$(9)	$(18)

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2012 YTD Net Sales as compared to Q4 2011 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(254)	$(254)

EMEA	(153)	(48)	$(105)
Japan	(20)	(16)	(4)
Inter-Continental	73	86	(13)
International	(100)	22	(122)

Subtotal Core Businesses	(354)	(232)	(122)

Divested Businesses	(19)	(18)	(1)

Worldwide	$(373)	$(250)	$(123)

	Q4 2012 YTD Net Sales as compared to Q4 2011 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(316)	$(266)	$(50)

Cardiac Rhythm Management	(179)	(145)	(34)

Endoscopy	65	84	(19)

Peripheral Interventions	43	56	(13)

Urology/Women's Health	2	5	(3)

Neuromodulation	31	32	(1)

Electrophysiology		2	(2)

Subtotal Core Businesses	(354)	(232)	(122)

Divested Businesses	(19)	(18)	(1)

Worldwide	$(373)	$(250)	$(123)

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended December 31

in millions	U.S.		International		Worldwide
	Q4 2012	Q4 2011	Q4 2012	Q4 2011	Q4 2012	Q4 2011
Defibrillator systems	$204	$214	$126	$134	$330	$348
Pacemaker systems	61	64	66	70	127	134
Total CRM products	$265	$278	$192	$204	$457	$482

in millions	U.S.		International			Worldwide
	Q4 2012	Q4 2011	Q4 2012	Q4 2011		Q4 2012	Q4 2011
Drug-eluting stent systems	$118	$168	$194	$188	*	$312	$356
Bare-metal stent systems	6	7	15	18		21	25
Total coronary stent systems	$124	$175	$209	$206		$333	$381

Year Ended December 31

in millions	U.S.		International		Worldwide
	2012	2011	2012	2011	2012	2011
Defibrillator systems	$858	$949	$521	$569	$1,379	$1,518
Pacemaker systems	256	279	273	290	529	569
Total CRM products	$1,114	$1,228	$794	$859	$1,908	$2,087

in millions	U.S.		International		Worldwide
	2012	2011	2012	2011	2012	2011
Drug-eluting stent systems	$557	$750	$720	$759	$1,277	$1,509
Bare-metal stent systems	24	32	62	79	86	111
Total coronary stent systems	$581	$782	$782	$838	$1,363	$1,620

* The estimated impact of foreign currency exchange related to international Drug-eluting stent systems is approximately $5 million or 3%.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE BRIC* SALES
(Unaudited)

Q4 2012 Percentage change in Net Sales as compared to Q4 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Three Months Ended December 31, 2012	29%	35%	(6)%

* BRIC - Countries comprised of Brazil, Russia, India and China ("BRIC")

BOSTON SCIENTIFIC CORPORATION
SUPPLEMENTAL NON-GAAP RECONCILIATIONS, CONT.
(Unaudited)

Q1 and Full Year 2013 EPS Guidance

	Q1 2013 Estimate		Full Year 2013 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.04	$0.07	$0.29	$0.37

Estimated acquisition-related net charges (credits)	0.01	0.01	0.03	0.03
Estimated divestiture-related net credits			(0.03)	(0.03)
Estimated restructuring-related charges (credits)	0.02	0.02	0.08	0.06
Estimated amortization expense	0.07	0.07	0.27	0.27

Adjusted results	$0.14	$0.17	$0.64	$0.70

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its operating segments' measures of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker that are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information assists Boston Scientific's investors in understanding the Company's operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months and full year ended December 31, 2012 and 2011 and for the forecasted three month period ending March 31, 2013 and full year ending December 31, 2013, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - These amounts represent non-cash write-downs of the Company's goodwill balances attributable to its (a) U.S. Cardiac Rhythm Management reporting unit in the third quarter of 2012, (b) Europe/Middle East/Africa (EMEA) reporting unit recorded in the second quarter of 2012, and (c) U.S. Cardiac Rhythm Management reporting unit recorded in the first quarter of 2011 and non-cash write-downs of certain other intangible asset balances. Management removes the impact of non-cash goodwill and other intangible asset impairment charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

Acquisition-related charges (credits) - These adjustments consist of (a) acquisition-related gains on previously held investments, (b) contingent consideration fair value adjustments, (c) inventory step-up adjustments, (d) due diligence and other fees, exit costs and other costs and credits related to current and prior period acquisitions, . The acquisition-related gains on previously held investments are non-recurring benefits associated with acquisitions completed in the second quarter of 2012 and the first quarter of 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. The inventory step-up adjustment is a charge related to acquired inventory directly attributable to prior acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Due diligence, exit costs and other costs and credits include legal, tax, severance and other expenses and credits associated with prior acquisitions that are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Divestiture-related net credits - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gains are not indicative of future operating performance and are not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Restructuring and restructuring-related costs - These adjustments represent primarily severance, costs to transfer production lines from one facility to another, and other direct costs associated with the Company's 2011 Restructuring plan, 2010 Restructuring plan and Plant Network Optimization program. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Litigation-related net charges - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its credit facility agreement. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.